UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

(Address of principal executive offices)

(772) 429-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 5, 2022 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 8, 2022 (the “Merger Agreement”), by and between Twin Vee PowerCats Co. (the “Company” or “Twin Vee Co.”) and Twin Vee Powercats, Inc., a Florida corporation (“Twin Vee Inc.”), Twin Vee Inc. was merged with and into the Company (the “Merger”).

The Merger became effective on December 5, 2022, when the certificates of merger of the Company and Twin Vee Inc. were filed with the Secretaries of State of the State of Delaware and the State of Florida (the “Effective Time”). At the Effective Time, (a) the holders of Twin Vee Inc. common stock received in the Merger one share of Twin Vee Co. common stock in exchange for each 41.7128495 shares of Twin Vee Inc. common stock that they owned, for a maximum of 4,000,000 shares of Twin Vee Co. common stock (no fractional shares of Twin Vee Co. common stock were issued) and (b) the 4,000,000 shares of Twin Vee Co. common stock held by Twin Vee Inc. were canceled and retired. Each holder of shares of Twin Vee Inc. common stock who would otherwise be entitled to a fraction of a share of Twin Vee Co. common stock (after aggregating all fractional shares of Twin Vee Co. common stock that otherwise would be received by such holder) will, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $2.09, which is equal to the volume weighted average closing trading price of a share of Twin Vee Co. common stock for the five consecutive trading days ending immediately prior to December 5, 2022. After the Merger, Twin Vee Co. had approximately 9,520,000 shares of common stock of Twin Vee Co. outstanding, which is substantially the same as it was immediately prior to the merger.

The foregoing description of the Merger and the Merger Agreement, and transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is set forth as Annex A to the Company’s Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2022, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

((a) Financial Statements of Businesses Acquired.

Twin Vee Powercats, Inc.’s audited and unaudited historical financial statements and related notes thereto set forth in Annex C of the Joint Proxy Statement/Prospectus are hereby incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information and related notes thereto set forth under the caption “Unaudited Pro Forma Combined Consolidated Financial Information of Twin Vee Co. and Twin Vee Inc.” on pages 43 through 46 of the Joint Proxy Statement/Prospectus are hereby incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 8, 2022 by and among Twin Vee PowerCats Co. and Twin Vee Powercats, Inc. (incorporated by reference to Annex A to the Company’s Joint Proxy Statement/Prospectus filed with the SEC on October 31, 2022).
23.1	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2022	Twin Vee Powercats Co. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President